                                                                     Exhibit 5.3

                                                              September 12, 2003

TRW Automotive Inc.
12025 Tech Center Drive
Livonia, MI  48150-2122

Ladies and Gentlemen:

     I am the Senior Counsel, Securities and Finance, of TRW Automotive Inc., a
Delaware corporation (the "Company"). The Company and certain subsidiaries of the Company named on Annex I attached hereto (individually, a "Guarantor" and collectively, the "Guarantors") have filed a Registration Statement on Form S-4
(the "Registration Statement") with the Securities and Exchange Commission (the
"Commission") under the Securities Act of 1933, as amended, relating to the issuance by the Company of (1) $925,000,000 aggregate principal amount of 9 3/8%
Senior Notes due 2013 (the "Exchange Dollar Senior Securities") and the issuance by the Guarantors of guarantees (the "Dollar Senior Guarantees"), with respect to the Exchange Dollar Senior Securities, (2) (eurodollar)200,000,000 aggregate principal amount of 10 1/8% Senior Notes due 2013 (the "Exchange Euro Senior
Securities") and the issuance by the Guarantors of guarantees (the "Euro Senior
Guarantees"), with respect to the Exchange Euro Senior Securities, (3)
$300,000,000 aggregate principal amount of 11% Senior Subordinated Notes due
2013 (the "Exchange Dollar Senior Subordinated Securities") and the issuance by the Guarantors of guarantees (the "Dollar Senior Subordinated Guarantees"), with respect to the Exchange Dollar Senior Subordinated Securities and (4)
(eurodollar)125,000,000 aggregate principal amount of 11 3/4% Senior
Subordinated Notes due 2013 (the "Exchange Euro Senior Subordinated Securities"
and, together with the Exchange Dollar Senior Securities, the Exchange Euro
Senior Securities and the Exchange Dollar Senior Subordinated Securities, the
"Exchange Securities") and the issuance by the Guarantors of guarantees (the
"Euro Senior Subordinated Guarantees" and, together with the Dollar Senior
Guarantees, the Euro Senior Guarantees and the Dollar Senior Subordinated
Guarantees, the "Guarantees"), with respect to the Exchange Euro Senior
Subordinated Securities. The Exchange Dollar Senior Securities and the Dollar
Senior Guarantees will be issued under an indenture (the "Dollar Senior Notes
Indenture") dated as of February 18, 2003 between the Company and The Bank of
New York, as Trustee (the "Trustee"), as supplemented by the supplemental indenture dated as of February 28, 2003, among the Company, the Guarantors and the Trustee. The Exchange Euro Senior Securities and the Euro Senior Guarantees
will be issued under an indenture (the "Euro Senior Notes Indenture") dated as of February 18, 2003, between the Company and the Trustee, as supplemented by the supplemental indenture dated as of February 28, 2003, among the Company, the
Guarantors and the Trustee. The Exchange Dollar Senior Subordinated Securities
and the Dollar Senior Subordinated Guarantees will be issued under an indenture
(the "Dollar Senior Subordinated Notes Indenture") dated as of February 18,
2003, between the Company and the Trustee, as supplemented by the supplemental indenture dated as of February 28, 2003, among the Company, the Guarantors and the Trustee. The Exchange Euro Senior Subordinated Securities and the Euro
Senior Subordinated Guarantees will be issued under an indenture (the "Euro
Senior Subordinated Notes Indenture" and, together with the Dollar Senior Notes
Indenture,

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the Euro Senior Notes Indenture and the Dollar Senior Subordinated Notes
Indenture, the "Indentures") dated as of February 18, 2003, between the Company and the Trustee, as supplemented by the supplemental indenture dated as of
February 28, 2003, among the Company, the Guarantors and the Trustee. The
Exchange Dollar Senior Securities will be offered by the Company in exchange for
$925,000,000 aggregate principal amount of its outstanding 9 3/8% Senior Notes due 2013. The Exchange Euro Senior Securities will be offered by the Company in exchange for (eurodollar)200,000,000 aggregate principal amount of its outstanding 10 1/8% Senior Notes due 2013. The Exchange Dollar Senior
Subordinated Securities will be offered by the Company in exchange for
$300,000,000 aggregate principal amount of its outstanding 11% Senior
Subordinated Notes due 2013. The Exchange Euro Senior Subordinated Securities
will be offered by the Company in exchange for (eurodollar)125,000,000 aggregate principal amount of its outstanding 11 3/4% Senior Subordinated Notes due 2013.

     I have examined the Registration Statement and the Indentures, which have been filed with the Commission as exhibits to the Registration Statement. I also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as I have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, I have relied upon certificates of public officials and of officers and representatives of the Company and of the U.S. Guarantor that is incorporated under the laws of the State of Michigan (the "Michigan Guarantor").

     In rendering the opinions set forth below, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. I also have assumed that the Indentures are the valid and legally binding obligations of the
Trustee.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, I am of the opinion that:

          1. The Michigan Guarantor has duly authorized, executed and delivered the Indentures.

          2. The execution, delivery and performance by the Michigan Guarantor of the Indentures and the Guarantees will not violate the laws of the jurisdiction in which it is incorporated or any other applicable laws
     (excepting the laws of the State of New York and the Federal laws of the
     United States).

     I am a member of the Bar of the State of Michigan, and I do not express any opinion herein concerning any law other than the laws of the State of Michigan.

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     I hereby consent to the filing of this opinion letter as Exhibit 5.3 to the
Registration Statement. This opinion letter may be relied upon by Simpson
Thacher & Bartlett LLP.

                                              Very truly yours,

                                              /s/ Barbara G. Novak
                                              ------------------------
                                              Barbara G. Novak, Esq.

                                                                         ANNEX I

                                   GUARANTORS

LEGAL NAME                                         JURISDICTION OF ORGANIZATION
----------                                         ----------------------------
Kelsey-Hayes Company                                         Delaware
Kelsey-Hayes Holdings Inc.                                   Delaware
KH Holdings, Inc.                                            Delaware
Lake Center Industries Transportation, Inc.                  Minnesota
Lucas Automotive Inc.                                        Michigan
LucasVarity Automotive Holding Company                       Delaware
TRW Auto Holdings Inc.                                       Delaware
TRW Automotive Finance (Luxembourg), S.a.r.l.               Luxembourg
TRW Automotive Holding Company                               Delaware
TRW Automotive J.V. LLC                                      Delaware
TRW Automotive (LV) Corp.                                    Delaware
TRW Automotive Safety Systems Arkansas Inc.                  Delaware
TRW Automotive U.S. LLC                                      Delaware
TRW Composants Moteurs Inc.                                    Ohio
TRW East Inc.                                                Delaware
TRW Occupant Restraints South Africa Inc.                    Delaware
TRW Odyssey Inc.                                             Delaware
TRW Overseas Inc.                                              Ohio
TRW Powder Metal Inc.                                        Delaware
TRW Safety Systems Inc.                                      Delaware
TRW Technar Inc.                                            California
TRW Vehicle Safety Systems Inc.                              Delaware
Varity Executive Payroll, Inc.                               Delaware
Worldwide Distribution Centers, Inc.                         Delaware